Exhibit 3.1

THIRD AMENDED AND RESTATED BYLAWS
OF
VCA ANTECH, INC.

a Delaware corporation
(the “Corporation”)

as of February 12, 2013

ARTICLE I  – CORPORATE OFFICES

Section 1. Registered Office.  The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of Newcastle.

Section 2. Principal Office.  The principal office of the Corporation is located at 12401 West Olympic Boulevard, Los Angeles, California 90064-1022.

The Board of Directors of the Corporation (the “Board”) is hereby granted the full power and authority, by a resolution of a majority of the directors, to change the principal office from one location to another.

Section 3. Other Offices.  The Corporation may establish any additional offices, at any place or places, as the Board may designate, or as the business of the Corporation shall require.

ARTICLE II  – STOCKHOLDERS MEETINGS

Section 1. Place of Meeting.

(a)  Meetings of the Stockholders of the Corporation (the “Stockholders”) shall be held at the principal offices of the Corporation or at such place, within or without the State of Delaware, as may from time to time be designated for that purpose, by the Board and stated in the notice of meeting.

(b)  The Board may, in its sole discretion, determine that Stockholder meetings shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the Delaware General Corporation Law, as the same may from time to time be amended (the “DGCL”).  If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, Stockholders and proxy holders not physically present at a meeting of Stockholders may, by means of remote communication (i) participate in a meeting of Stockholders; and (ii) be deemed present in person and vote at a meeting of Stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Stockholder or proxy holder; (B) the Corporation shall implement reasonable measures to provide such Stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (C) if any Stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2. Annual Meetings.  Annual meetings of Stockholders shall be held at a place (if any) and time on any weekday which is not a holiday as shall be designated by the Board and stated in the notice of the meeting, at which the Stockholders shall elect the directors of the Corporation and transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings.  Except as otherwise required by applicable law or provided in the Corporation’s Amended and Restated Certificate of Incorporation, as the same may from time to time be amended or restated (the “Certificate of Incorporation”), special meetings of the Stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called only (i) by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (ii) by the Chairman of the Board or the Chief Executive Officer if made by a written request to the Board, and may not be called by any other person or persons.  Special meetings of the Stockholders shall be held at such place (if any), on such date, and at such time as the Board shall fix.  Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.  The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business brought before a special meeting was within the purposes stated in the notice, and, if any nomination or other business is not in compliance with this section, to declare that such defective nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such matters may have been received.

Section 4. Notice of Meetings.

(a)  Except as otherwise provided by DGCL, notice of the place, if any, date, hour, the record date for determining the Stockholders entitled to vote at the meeting (if such date is different from the record date for Stockholders entitled to notice of the meeting) and means of remote communication, if any, of every meeting of Stockholders shall be given not less than 10 nor more than 60 days (unless a different time is specified by applicable law) prior to the date upon which the meeting is to be held to each Stockholder entitled to vote at such meeting as of the record date for determining the Stockholders entitled to notice of the meeting.  Except as otherwise provided herein or permitted by applicable law, notice to Stockholders shall be in writing and delivered in accordance with the procedures set forth in Article VII Section 17 hereof.  Notice shall be deemed to have been given to all Stockholders of record who share an address if notice is given in accordance with the “house holding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called.

(b)  Without limiting the manner by which notice otherwise may be given effectively to Stockholders, notice of meetings may be given to Stockholders by means of electronic transmission in accordance with applicable law.

(c)  If at any meeting action is proposed to be taken which, if taken, would entitle Stockholders fulfilling the requirements of Section 262(d) of the DGCL to an appraisal of the fair value of their shares, the notice of such meeting shall contain a statement of that purpose and to that effect and shall be accompanied by a copy of that statutory section.

Section 5. Quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of Stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.  Outstanding shares of stock, the voting of which at said meeting have been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at said meeting.  In the absence of a quorum, any meeting of the Stockholders may be adjourned from time to time by the chairman of the meeting or a majority of the votes represented either in person or by proxy entitled to vote thereat in the manner provide in Section 6 below until a quorum shall be present or represented but no other business may be transacted at such meeting until a quorum is present.  A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum.  At any such adjourned meeting at which a quorum is present any business may be transacted that might have been transacted at the meeting originally called.

Section 6. Adjourned Meeting.  Any Stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned by the chairman of the meeting or by a vote of a majority of the shares present, either in person or by proxy.  to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken.  If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date is fixed for Stockholders entitled to vote at the adjourned meeting, the Board shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each Stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.  At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

Section 7. Chairman of Meeting; Opening of Polls.  Meetings of Stockholders shall be presided over by the person designated by the Board, or in the absence of such designation, by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer.  The Secretary shall act as secretary of the meeting, but in his absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.  The chairman of the meeting shall announce at each meeting of Stockholders the date and time of the opening and closing of the polls for each matter upon which the Stockholders will vote.

Section 8. Manner of Voting.  At any meeting of Stockholders, each Stockholder entitled to vote may vote in person or by proxy but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.  The Board, in its discretion, or the chairman of the meeting of Stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 9. Stockholder List.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder.Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

Section 10. No Consent of Stockholders in Lieu of Meeting.  The Stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take action at a duly called annual or special meeting, as described in this Article II.

Section 11. Voting Rights.

(a)  Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date for determining the Stockholders entitled to vote at a meeting shall be entitled to vote at such meeting.  Shares standing in the names of two (2) or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one (1) of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.

(b)  All matters other than the election of directors shall be determined by a vote of a majority of the votes cast by the Stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

Section 12. Required Vote for the Election of Directors.

(a)  Majority Voting.  Each director to be elected by the Stockholders shall be elected by the affirmative vote of a “majority of the votes cast”; provided, however, if the election is a “contested election,” each director to be elected at such meeting shall be elected by a plurality of the votes cast.  For purposes of this Section 13, an election shall be a “contested election” if, as of the record date (or such later date as may be determined by the Board based on events occurring after the record date, but in no event later than the date the Corporation files with the Securities and Exchange Commission its definitive proxy statement or any supplement or revision thereto regarding the election of directors), the number of nominees exceeds the number of directors to be elected.  For purposes of this Section 13, a “majority of votes cast” means the number of votes cast “for” a director’s election exceeds the number of votes “withheld” or cast “against” that director’s election at a meeting of Stockholders for the election of directors at which a quorum is present, whether in person or by proxy, and where all abstentions and broker non-votes shall not constitute votes cast or votes withheld.

(b)  Resignation.  In the event an incumbent directors fails to receive the affirmative vote of a majority of the votes cast in an uncontested election (each, a “Subject Director”), the Subject Director shall promptly tender his or her resignation to the Board after certification of the election results, which resignation shall be contingent upon the Board’s acceptance thereof.  The Board in making its decision, may consider any factors and information it considers appropriate and relevant, including (A) any stated reasons for “withheld” or “against” votes, (B) whether the underlying cause or causes of the “withheld” or “against” votes are curable, (C) the factors, if any, set forth in the Corporation’s Nominating and Corporate Governance Committee Charter or other policies that are to be considered by the Nominating and Corporate Governance Committee in evaluating potential candidates for the Board as such criteria relate to each Subject Director, (D) the length of service of each Subject Director, (E) each Subject Director’s contributions to the Corporation and (F) such other factors or information as it deems to be relevant.  Subject Directors shall not participate in the deliberation or decision(s) of the Board.  The Board shall act with respect to any Subject Directors, and shall publicly disclose (by a press release, a filing with the Securities and Exchange Commission, or other broadly disseminated means of communication) its decision and the rationale behind the decision, within 90 days from the date of the certification of the election results.

(c)  Acceptance/Rejection of Resignation.  If a Subject Director’s tendered resignation is not accepted by the Board, such director shall continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal.  If a Subject Director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy by a majority vote of the members of the Board then in office, even if they do not constitute a quorum, or decrease the size of the Board pursuant to the provisions of Article III, Section 2 of these Bylaws.  Notwithstanding the foregoing, if the result of accepting all tendered Resignations then pending pursuant to this Section 12, would be that the Corporation would have fewer than three directors who were in office before the election of directors, the Board may determine to extend the 90 day period referenced above by an additional 90 days if it determines that such an extension is in the best interests of the Corporation and its Stockholders.

Section 13. Inspectors of Election.  In advance of any meeting of the Stockholders, the Board may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at such meeting or any adjournment thereof and make a written report thereof.  The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting, the vacancy shall be filled by appointment by the Board in advance of the meeting, or at the meeting by the chairman of the meeting.

The duties of the inspectors shall include: determining the number of shares outstanding and voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges  made to any determination by the inspectors; retaining for a reasonable period the disposition of any challenges made to the inspector’s determinations; counting and tabulating all votes ; certifying the determination of the number of shares represented at the meeting, and the count of all votes and ballots; certifying any information considered in determining the validity and counting of proxies and ballots if that information is used for the purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the Stockholder holds of record; and performing such acts as may be proper to conduct the election or vote with fairness to all Stockholders.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.  No person who is a candidate for office at an election may serve as an inspector at such election.

Unless otherwise provided by the Board, an announcement shall be made at each meeting of the Stockholders by the chairman of the meeting of the date and time of the opening and closing of polls for each matter upon which the Stockholders will vote at the meeting.  No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Delaware Court of Chancery upon application by a Stockholder shall determine otherwise.  In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law.

Section 14. Record Date.

(a)  In order that the Corporation may determine the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.  If the Board so fixes a date, such date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the determination of Stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for Stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of Stockholders entitled to vote therewith at the adjourned meeting.

(b)  In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 15. Conduct of Meetings.  The Board may adopt such rules and regulations for the conduct of meetings of Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to Stockholders of record, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to meeting after the time fixed for commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.  Unless and to the extent determined by the Board or the chairman of meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 16. Exception to Requirements of Notice.  No notice is required to be given to any Stockholder under the Certificate of Incorporation or these Bylaws if under Section 230 of the DGCL no such notice is required to be given.

Section 17. Matters Considered at Stockholder Meetings.

(a)  At a meeting of the Stockholders, only such nominations for directors and such other business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting nominations and such other business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board or any committee thereof, or (iii) otherwise properly brought before the meeting by a Stockholder (A) who is a Stockholder of record on the date of the giving of the notice provided for in this Section 17 and on the record date for the determination of Stockholders entitled to vote at such meeting, (B) who complies with the notice procedures set forth in this Section 17, and (C) provided that such business must either (x) be a proper matter for stockholder action under the Exchange Act, or the rules and regulations promulgated thereunder, or (y) be approved by the Board or any committee thereof as a matter to be brought before the annual meeting.  Notwithstanding anything in this Section 17 to the contrary, only persons nominated for election as a director at an annual meeting pursuant to Section 18 will be considered for election at such meeting.

(b)  In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation even if such matter is already the subject of any notice to the Stockholders or public announcement (as defined below) from the Board.  To be timely, a Stockholder’s notice with respect to such business must be received by the Secretary at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of Stockholders, the close of business on the tenth day following the date of public announcement of the date of such meeting.

(c)  To be in proper written form, a Stockholder’s notice to the Secretary with respect to any business (other than nominations) shall set forth as to each matter the Stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (b) the name and record address, as they appear on the Corporation’s books, of the Stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Corporation which are beneficially owned and of record by the Stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (d) a description of all arrangements or understandings between the Stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of the business by the Stockholder, (d) any material interest of the Stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business, and (e) a representation that such Stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(d)  No business shall be conducted at any annual meeting except business brought before the annual meeting in accordance with the procedures set forth in this Section 17.  The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 17, and, if he should so determine, he shall declare at the annual meeting that any such business is not properly brought before the annual meeting and shall not be transacted.  Notwithstanding the foregoing provisions of this Section 17, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual meeting of Stockholders to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(e)  In addition to the other provisions of this Section 17, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.  Nothing in this Section 17 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(f)  Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the board of directors may be made at a special meeting of Stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only as provided for in Section 18 below.

(g)  For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 18. Nominations for Director.  Nominations of persons for election to the Board at any meeting of Stockholders may be made (i) by or at the direction of the Board or (ii) by any Stockholder (x) who is a Stockholder of record on the date of the giving of the notice provided for in this Section 18 and on the record date for the determination of Stockholders entitled to vote at such meeting and (y) who complies with the notice and form requirements set forth in this Section 18.  Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation.

(a)  To be timely, a Stockholder’s notice shall be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of Stockholders, the close of business on the tenth day following the  date of public announcement of the date of  such meeting; and (ii) in the case of a special meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the 90th day prior to such special meeting and not earlier than the close of business on the later of the 120th day prior to such special meeting or the tenth day following the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting is first publicly announced.  In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a Stockholder’s notice as described in this Section 18.

(b)  To be in proper written form, a Stockholder’s notice to the Secretary must set forth (i) as to each person whom the Stockholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the qualifications of such person, (D) the class and number of shares of the Corporation which are owned of record and beneficially by such person, and (E) such other information concerning such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of such person as a director in an election contest (even if an election contest is not involved) pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including without limitation such persons’ written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the Stockholder giving the notice (A) the name and address, as they appear on the Corporation’s books, of such Stockholder and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of the Corporation that are owned of record and beneficially by such Stockholder, as of the date of such Stockholder’s notice, and a representation that such Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (C) a representation that such Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (D) a description of all arrangements, agreements or understandings relating to the nomination to be made by such Stockholder among such Stockholder and any of its affiliates or associates, each proposed nominee and any other person or persons (including their names) acting in concert with any of the foregoing, and a representation that such Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such Stockholder’s notice by, or on behalf of, such Stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such Stockholder or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that such Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (F) a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from Stockholders in support of the nomination and (G) any other information relating to such Stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable Stockholder’s understanding of the independence, or lack thereof, of such nominee.

(c)  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 18.  The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the provisions of this Section 18, and, if he should so determine, the chairman shall so declare to the meeting and the defective nomination shall not be considered at the meeting in question.  Notwithstanding the foregoing provisions of this Section 18, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the meeting of Stockholders to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(d)  In addition to the provisions of this Section 18, a Stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

ARTICLE III  – BOARD OF DIRECTORS

Section 1. Powers.  The business and affairs of the Corporation shall be managed by, or under the direction of the Board, except as may be otherwise provided by the DGCL or in the Certificate of Incorporation or these Bylaws.

Section 2. Number.  The Board shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board.

Section 3. Place of Meeting.  Unless otherwise provided in the Certificate of Incorporation, meetings, both regular and special, of the Board shall be held at the Corporation’s principal executive offices, or at such other place or places as the Board or the Chairman of the Board may from time to time determine.

Section 4. Regular Meetings.  Regularly scheduled, periodic meetings of the Board shall be held without notice at such times, dates and places as the Board may from time to time determine.  If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday.

Section 5. Special Meetings.  Except as otherwise provided in the Certificate of Incorporation, special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer or by any two directors.  Written notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone or telegraph or telex or cable or mail or electronic transmission or other form of recorded communication, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Corporation or, if it is not so shown on such records or is not readily ascertainable, at that director’s residence or usual place of business.  In case such notice is mailed, it shall be deposited in the United States mail at least three days prior to the time of the holding of the meeting.  In case such notice is delivered personally, by telephone, electronic transmission or by other form of written communication, it shall be delivered at least 24 hours before the time of the holding of the meeting.  The notice shall state the time of the meeting, but need not specify the place of the meeting if the meeting is to be held at the principal executive office of the Corporation.  The notice need not state the purpose of the meeting unless expressly provided otherwise by statute.

Section 6. Meetings by Communication Equipment.  Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  The Corporation shall provide, if possible, conference telephone or similar communications equipment at all meetings of the Board and its committees.Participation in a meeting pursuant to this Section 6 shall constitute presence in person at such meeting.

Section 7. Quorum and Manner of Acting.  The presence of a majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.  In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.  Notice of an adjourned meeting need not be given.

Section 8. Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 9. Compensation of Directors.  The Board may fix the compensation of directors.

ARTICLE IV  – COMMITTEES

Section 1. Establishment.  The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board shall have the power at any time to fill vacancies in a committee, remove any director from a committee with or without cause, or to dissolve such committee.

Section 2. Available Powers.  Any such committee, to the extent permitted by law and to the extent authorized by the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 3. Alternate Members.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 4. Procedures.  Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by the chairman of the committee, and if there is no chairman, by a vote of the majority of the members of such committee.  At meetings of a committee, a majority of the members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, the meeting) shall constitute a quorum for the transaction of business.  The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board.  If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

ARTICLE V  – OFFICERS

Section 1. Officers.  The Board may elect such officers with such titles as the Board deems advisable.  Each officer shall have the powers and duties set forth in these Bylaws and any resolution of the Board appointing such officer (to the extent such resolution is not inconsistent with these Bylaws), and to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.  The Board may designate two or more persons as Chairman of the Board, in which case each shall be a Co-Chairman of the Board.  Each such officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Subject to contractual obligations to the Corporation, any officer may resign at any time upon written notice to the Corporation.  The Board may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.  One person may hold any number of offices.

Section 2. Chairman of the Board.  The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Stockholders and the Board and exercise and perform such other powers and duties as may be from time to time assigned to such person by the Board.  The Chairman of the Board must be a director of the Corporation.

Section 3. Chief Executive Officer.  Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, the Chief Executive Officer, if such an officer be elected, shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Corporation.  The Chief Executive Officer shall exercise and perform such other powers and duties as may be from time to time assigned to such person by the Board, consistent with such person’s position as Chief Executive Officer.  The Board may designate two or more persons as Chief Executive Officer, in which case each shall have the title Chief Executive Officer or Co-Chief Executive Officer, as specified by the Board.

Section 4. President.  Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board and the Chief Executive Officer, if there be such officers, the President shall be the chief operating officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the Corporation (other than the Chairman and Chief Executive Officer).  The President shall have the general powers and duties of management usually vested in the office of president and general manager of a Corporation, and shall have such other powers and duties as may be prescribed by the Board and the Chief Executive Officer.

Section 5. Vice Presidents.  In the absence or disability of the Chairman, the Chief Executive Officer and the President, the Vice Presidents, if any, in order of their rank as fixed by the Board, or, if not ranked, the Vice President designated by the Board shall perform all the duties of such officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, such offices.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, the Chief Executive Officer or the President.

Section 6. Secretary.  The Secretary shall keep, or cause to be kept, at the principal executive office or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and Stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at Stockholders’ meetings, and the proceedings.

The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board required by these Bylaws or by law to be given, and he or she shall keep the seal of the Corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 7. Assistant Secretary.  The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

Section 8. Chief Financial Officer.  The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares, and shall send or cause to be sent to the Stockholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them.

The Chief Financial Officer shall deposit all monies and other valuables in the name or to the credit of the Corporation with such depositories as may be designated by the Board or by an officer, if such authority is delegated by the Board.  The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions undertaken as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 9. Assistant Treasurer.  The Assistant Treasurer or, if there be more than one, the Assistant Treasurers in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and have the powers of the Chief Financial Officer.

Section 10. Other Officers.  The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

ARTICLE VI  – INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES AND OTHER AGENTS

Section 1. Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (as a party, witness or otherwise) in any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation, or any other actual, threatened or completed proceeding, including any and all appeals, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid  or to be paid in settlement) and any interest, assessments, or other charges imposed thereon, and any federal, state, local or foreign taxes imposed on any director, officer, employee or agent as a result of the actual or deemed receipt of any payments under this Article) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any proceeding (hereinafter, “expenses”); provided, however, that, except as provided in Section 3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board.

Section 2. Right to Advancement of Expenses.  In addition to the right to indemnification conferred in Section 1, a director or officer shall also have the right to be paid by the Corporation his or her expenses in advance of the final disposition of a proceeding (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by a person in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such person is not entitled to be indemnified for such expenses under this Article VI or otherwise.  Any obligation to reimburse the Corporation for advancement of expenses shall be unsecured and no interest shall be charged thereon.

Section 3. Right of Indemnitee to Bring Suit.  If a claim under Section 1 or Section 2 is not paid in full by the Corporation within 30 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 10 days, the person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the person shall also be entitled to be paid the expense of prosecuting or defending such suit.  It shall be a defense to any such action (other than an action to enforce a right to an advancement of expenses where the required undertaking, has been tendered to the Corporation) that the person has not met the standards of conduct that make it permissible under the DGCL for the Corporation to indemnify such person for the amount claimed.  Neither the failure of the Corporation (including its Board, a committee of the Board, independent legal counsel, or its Stockholders) to have made a determination prior to the commencement of such suit that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by the Board, a committee of the Board, independent legal counsel, or its Stockholders) that the person has not met such applicable standard of conduct, shall create a presumption that the person has not met the applicable standard of conduct or, in the case of such a suit brought by the person, shall be a defense to such suit.  In any suit brought by the person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the person is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation

Section 4. Non-Exclusivity of Rights.  The rights provided to persons pursuant to this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of Stockholders or disinterested directors, or otherwise.  To the extent that any provision of the Certificate of Incorporation, agreement, or vote of the Stockholders or disinterested directors is inconsistent with these By-Laws, the provision, agreement or vote shall take precedence.

Section 5. Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and/or any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6. Indemnification of Other Persons.  This Article VI shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify persons other than directors, officers, employees or agents, and to advance expenses to persons other than directors and officers.  Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification to any other person who is or was, and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was, serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VI with respect to the indemnification of directors, officers, employees and agents, and advancement of expenses to directors and officers.

Section 7. Amendments.  Any repeal or amendment of this Article VI by the Board or the Stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VI, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights than permitted prior thereto on a retroactive basis to a person previously granted such indemnification rights under this Article VI), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 8. Certain Definitions.  For purposes of this Article VI, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 9. Contract Rights.  The rights provided to persons pursuant to this Article VI shall be contract rights and such rights shall continue as to a person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the person’s heirs, executors and administrators.

Section 10. Severability.  If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VI shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VII  – MISCELLANEOUS

Section 1. Inspection of Books and Records by Stockholders.  Any Stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its Stockholders, and its other books and records, and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person’s interest as a Stockholder.  In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Stockholder.  The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

Section 2. Inspection of Books and Records by Directors.  Any director shall have the right to examine the Corporation’s stock ledger, a list of its Stockholders and its other books and records for a purpose reasonably related to such person’s position as a director.  Such right to examine the records and books of the Corporation shall include the right to make copies and extract therefrom.

Section 3. Checks, Drafts, Evidences of Indebtedness.  All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by the Board.  In the absence of such determination, the Chief Executive Officer, the President, the Chief Operating Officer and the Chief Financial Officer shall have the authority to sign or endorse such instruments and documents.

Section 4. Corporate Contracts and Instruments; How Executed.  The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such person’s authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or agreement or to pledge its credit or to render it liable for any purpose or for any amount.  In the absence of specific resolution of the Board relating to the authority of officers to execute contracts generally, the Chief Executive Officer, the President, the Chief Operating Officer and the Chief Financial shall have the authority to execute contracts of the Corporation.

Section 5. Certificates for Shares.  Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation (i) by the Chairman, or the President or a Vice-President, and (ii) by the Chief Financial Officer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares owned by such person in the Corporation.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Section 6. Transfer of Shares.  Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by such person’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares properly endorsed.  A person in whose name appears on shares of stock and on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and upon any transfer of shares of stock the person or persons into whose name or names such shares shall have been transferred, shall enjoy and bear all rights, privileges and obligations of holders of stock of the Corporation and as against the Corporation or any other person or persons.  The term “person” or “persons” wherever used herein shall be deemed to include any partnership, corporation, association or other entity.  Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary or to such transfer agent, shall be so expressed in the entry of transfer.

Section 7. Consideration and Payment for Shares.  Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board.  The consideration may consist of any tangible or intangible property or benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities.

Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing the shares is issued.

Section 8. Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 9. Representation of Shares of Other Corporations.  The Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or any person designated by any of such officers is authorized, in the absence of authorization by the Board, to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, for which the Corporation has the right to vote.  The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by proxy duly executed by these officers.

Section 10. Construction and Definitions.  Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular.

Section 11. Amendments to Bylaws.  The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation.  Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board).  The Stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation.  Any adoption, amendment or repeal of the Bylaws of the Corporation by the Stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 12. Conformance to the Law.  In the event that it is determined that these Bylaws, as now written or as amended, conflict with the DGCL, or any other applicable law, as now enforced or as amended, these Bylaws shall be deemed amended, without action of the Board or the Stockholders, to conform with such law.  Such amendment to be so interpreted as to bring these Bylaws within minimum compliance.  For purposes of this section, “amendment” shall include a repeal of, or a change in interpretation of, the relevant compendium.

Section 13. Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board.

Section 14. Seal.  The seal of the Corporation shall be in such form as shall from time to time be adopted by the Board.  The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 15. Dividends; Surplus.  Subject to the provisions of the Certificate of Incorporation and any restrictions imposed by statute, the Board may declare dividends out of the net assets of the Corporation in excess of its capital or, in case there shall be no such excess, out of the net profits of the Corporation for the fiscal year then current and/or the preceding fiscal year, or out of any funds at the time legally available for the declaration of dividends (the “surplus or net profits”) whenever, and in such amounts as, in its sole discretion, the conditions and affairs of the Corporation shall render advisable.  The Board in its sole discretion may, in accordance with law, from time to time set aside from surplus or net profits such sum or sums as it may think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose as it may think conducive to the best interests of the Corporation.

Section 16. Waiver of Notice.  Whenever notice is required to be given under these Bylaws or the Certificate of Incorporation or the DGCL, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, Board or any committee of the Board need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

Section 17. Manner of Giving Notices.

(a)  Whenever, under any provisions of these Bylaws, notice is required to be given to any Stockholder, the same shall be given in writing, either (a) timely and duly deposited in the United States Mail, postage prepaid, and addressed to the Stockholder’s last known post office address as shown by the stock record of the Corporation or its transfer agent or (b) by a form of electronic transmission consented to by the Stockholder to whom the notice is given, except to the extent prohibited by Section 232(e) of the DGCL.  Any consent to receive notice by electronic transmission shall be revocable by the Stockholder by written notice to the Corporation.  Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action

(b)  Any notice required to be given to any director may be given by the method hereinabove stated.  Any such notice, other than one which is delivered personally, shall be sent to such post office address, facsimile number or electronic mail address as such director shall have filed in writing with the Secretary of the Corporation, or, in the absence of such filing, to the last known post office address of such director.  It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(c)  If no post office address of a Stockholder or director be known, such notice may be sent to the office of the Corporation required to be maintained pursuant to Article I Section 1 hereof.  An affidavit executed by a duly authorized and competent employee of the Corporation or the transfer agent or other agent of the Corporation appointed with respect to the class of stock affected, specifying the name and post office address or the names and post office addresses of the Stockholder or Stockholders, director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same (or, for any Stockholder or director to whom notice has been directed by electronic transmission, the form of electronic transmission and the facsimile number, electronic mail address or other location to which such notice was directed and the time at which such notice was directed to each such director or Stockholder), shall be prima facie evidence of the statements therein contained.

(d)  All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing.  All notices given to Stockholders by a form of electronic transmission, as above provided, shall be deemed to have been given: (i) if by facsimile, when directed to a number at which the Stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the Stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the Stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the Stockholder.  All notices given to directors by a form of electronic transmission, as above provided, shall be deemed to have been given when directed to the electronic mail address, facsimile number, or other location filed in writing by the director with the Secretary of the Corporation.

(e)  The period or limitation of time within which any Stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent in the manner above provided, shall not be affected or extended in any manner by the failure of such a Stockholder or such director to receive such notice.

(f)  Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, or of these Bylaws, a waiver thereof in writing given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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